Exhibit 99.1

BRE FINANCIAL NEWS

Investor Contact: Edward F. Lange, Jr., 415.445.6559 Media Contact: Thomas E. Mierzwinski, 415.445.6525

BRE PROPERTIES REVISES THIRD QUARTER GUIDANCE

October 5, 2005 (San Francisco) – BRE PROPERTIES, INC. (NYSE:BRE) today announced it is revising its third quarter 2005 funds from operations (FFO) guidance to a range of $0.50 to $0.52 per share from a range of $0.52 to $0.56 per share. The company cited the timing of certain one-time revenue items as the primary reason for the guidance revision.

Correspondingly, the company is revising its third quarter 2005 earnings per share (EPS) guidance to a range of $0.13 to $0.15 from a range of $0.16 to $0.20.

Previous guidance incorporated third quarter recognition of one-time revenue items totaling approximately $2.0 million. Based on current expectations, BRE management anticipates the one-time revenue will be received and recognized during fourth quarter 2005.

The company will release third quarter 2005 operating results at close of market Tuesday, October 25, 2005. A conference call to review the results with President & CEO Constance B. Moore and BRE’s executive officers will held the following day, Wednesday, October 26 2005, at 8:30 a.m. PDT (11:30 a.m. EDT).

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 84 apartment communities totaling 23,826 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,339 units, and joint venture interests in two additional apartment communities, totaling 488 units.

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BRE Properties, Inc. • 44 Montgomery Street, 36th Floor • San Francisco, CA 94104 • Fax: 415.445.6505 • breproperties.com